UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 29, 2006

REIT AMERICAS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-11836	86-0576027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2960 N. Swan Rd., Suite 300, Tucson, AZ 85712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (520) 326-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 29, 2006, REIT Americas, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Company agreed to issue, in the aggregate, 3,485,836 shares of its common stock in exchange for shares of Series A preferred stock to the following persons: Sheila Dunning, Paul Kovar, Mary Cozza, James Sellers, Grady Hunter, Dawson James Securities, Inc., Robert D. Keyser, Albert Poliak, Douglas Kaiser, Frank Salvatore, Thomas Hands and William Fox. Mary Cozza currently serves as the Company’s director, Chief Financial Officer, Secretary and Treasurer, and Grady Hunter serves as the Company’s director and Vice President. James Sellers is the owner of Heritage Advisory Corporation, the Company’s advisor. Dawson James Securities, Inc. serves as the Company’s financial advisor.

The following is a summary of the material provisions of the Agreement. This summary is qualified in its entirety by reference to the Agreement, which is incorporated by reference in its entirety hereto and the form of which is attached to this Form 8-K as Exhibit 10.1.

Pursuant to the Agreement, the Company agreed to issue and deliver to the foregoing persons shares of its common stock as described above. The Agreement contains a provision pursuant to which each of the foregoing persons agreed to release the Company of all contracts, debt, liabilities and obligations related to any event or matter which occurred or existed any time on or prior to August 29, 2006. The Agreement contains various representations and warranties by the Company and the foregoing persons, customary for this type of transaction.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 29, 2006 the Company entered into the Agreement, pursuant to which the Company agreed to issue, in the aggregate, 3,485,836 shares of its common stock in exchange for shares of Series A preferred stock to the following persons: Sheila Dunning, Paul Kovar, Mary Cozza, James Sellers, Grady Hunter, Dawson James Securities, Inc., Robert D. Keyser, Albert Poliak, Douglas Kaiser, Frank Salvatore, Thomas Hands and William Fox.

The Company offered and sold all of the foregoing shares of its common stock in a private placement to “accredited investors”, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), without general solicitation or general advertising, and, as a result, the Company relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Form of the Securities Purchase Agreement dated August 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2006

REIT AMERICAS, INC.

By:	/s/ F. Dale Markham

Name:	F. Dale Markham
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of the Securities Purchase Agreement dated August 29, 2006